UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2012

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The information in this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing of Digital Realty Trust, Inc. (the company) or Digital Realty Trust, L.P. (our operating partnership) under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

In each quarter beginning with the quarter ended December 31, 2011 and through the quarter ended March 31, 2012, the company has declared and paid, or will pay, dividends on its common stock in excess of the “reference dividend” set forth in the Articles Supplementary, dated April 9, 2007, with respect to the company’s 4.375% Series C Cumulative Convertible Preferred Stock (the Series C Preferred Stock). Pursuant to the Articles Supplementary, payments by the company of dividends in excess of the “reference dividend” trigger adjustments to the conversion rate on the Series C Preferred Stock. Adjustments to the conversion rate are not required until the adjustment would require an increase or decrease of at least 1% of the conversion rate; provided that any adjustment that is not made is carried forward and taken into account in any future adjustment. On an aggregate basis, these dividends have triggered an adjustment to the conversion rate on the Series C Preferred Stock to 0.5480 shares of the company’s common stock per $25.00 liquidation preference of the Series C Preferred Stock, effective March 13, 2012 and subject to adjustment as provided in the Articles Supplementary.

In each quarter beginning with the quarter ended December 31, 2011 and through the quarter ended March 31, 2012, the company has declared and paid, or will pay, dividends on its common stock in excess of the “reference dividend” set forth in the Articles Supplementary, dated February 5, 2008, with respect to the company’s 5.500% Series D Cumulative Convertible Preferred Stock (the Series D Preferred Stock). Pursuant to the Articles Supplementary, payments by the company of dividends in excess of the “reference dividend” trigger adjustments to the conversion rate on the Series D Preferred Stock. Adjustments to the conversion rate are not required until the adjustment would require an increase or decrease of at least 1% of the conversion rate; provided that any adjustment that is not made is carried forward and taken into account in any future adjustment. On an aggregate basis, these dividends have triggered an adjustment to the conversion rate on the Series D Preferred Stock to 0.6280 shares of the company’s common stock per $25.00 liquidation preference of the Series D Preferred Stock, effective March 13, 2012 and subject to adjustment as provided in the Articles Supplementary.

As of March 13, 2012, the conversion rates on the company’s convertible preferred stock and exchange rate on our operating partnership’s exchangeable senior debentures are as follows:

4.375% Series C Cumulative Convertible Preferred Stock	0.5480 shares per $25.00 liquidation preference
5.500% Series D Cumulative Convertible Preferred Stock	0.6280 shares per $25.00 liquidation preference
5.50% Exchangeable Senior Debentures due 2029	24.1820 shares per $1,000 principal amount

Forward-Looking Statements

This report contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to expected dividend payments. These risks and uncertainties include, among others, the following: the impact of the recent deterioration in global economic, credit and market conditions, including the downgrade of the U.S. government’s credit rating; current local economic conditions in our geographic markets; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges); our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; our failure to obtain necessary debt and equity financing; increased interest rates and operating costs; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; financial market fluctuations; changes in foreign currency exchange rates; our inability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; our failure to successfully integrate and operate acquired or redeveloped properties; risks related to joint venture investments, including as a result of our lack of control of such investments; delays or unexpected costs in development or redevelopment of properties; decreased rental rates or increased vacancy rates; increased competition or available supply of data center space; our inability to successfully develop and lease new properties and space held for redevelopment; difficulties in identifying properties to acquire and completing acquisitions; our inability to acquire off-market properties; our inability to comply with the rules and regulations applicable to reporting companies; the company’s failure to maintain its status as a REIT; possible adverse changes to tax laws; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; losses in excess of our insurance coverage; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the company and our operating partnership with the U.S. Securities and Exchange Commission, including our combined Annual Report on Form 10-K for the year ended December 31, 2011. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: March 13, 2012

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

Digital Realty Trust, L.P. By: Digital Realty Trust, Inc. Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary